January 28,201 1
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by the Jensen Portfolio, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR dated January 28, 2011. We agree with the statements concerning our Firm in such Form NSAR.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606 T: (312) 298 2000, F: (312) 298 2001, . pwc.com/ us